UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois		60555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 15, 2011, retired General Stanley A. McChrystal was elected to the Board of Directors (the “Board”) of Navistar International Corporation (the “Company”) as a Class II director, effective February 15, 2011. Gen. McChrystal was also appointed a member of the Board’s Finance Committee.

As a director of the Company, Gen. McChrystal will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on January 14, 2011. This compensation generally consists of an annual retainer in the amount of $80,000 ($15,000 which is to be paid in the form of restricted stock), meeting attendance fees of $1,500 for each Board or Committee meeting and an annual stock option grant of 4,000 shares. The initial cash and stock award to be received by Gen. McChrystal will be pro-rated accordingly. A copy of the press release announcing Gen. McChrystal’s election is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: February 15, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth Principal Financial Officer